Exhibit 4.11

NINTH SUPPLEMENTAL INDENTURE

Ninth Supplemental Indenture (this “Ninth Supplemental Indenture”), dated as August 12, 2014, is entered into by and among inVentiv Health, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of August 4, 2010, providing for the issuance of an unlimited aggregate principal amount of 10.0% Senior Notes due 2018, which Indenture was further supplemented by the First Supplemental Indenture, dated as of September 1, 2010, the Second Supplemental Indenture, dated as of February 11, 2011, the Third Supplemental Indenture, dated as of June 10, 2011, the Fourth Supplemental Indenture, dated as of July 13, 2011, the Fifth Supplemental Indenture, dated as of April 30, 2012, the Sixth Supplemental Indenture, dated as of December 20, 2012, the Seventh Supplemental Indenture, dated as of February 7, 2013, and the Eighth Supplemental Indenture, dated as of December 10, 2013 (as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, Section 2.01 and Section 9.01 of the Indenture provide that the Issuer, the Guarantors and the Trustee may enter into supplemental indentures to, among other things, provide for (i) the issuance of Additional Notes in accordance with the provisions of the Indenture and (ii) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture;

WHEREAS, the Issuer has duly authorized the issuance, delivery and authentication by the Trustee, of Additional Notes in an aggregate principal amount of $26,316,000 having the same terms as the Initial Notes (the “Additional Notes”), to be evidenced by new Global Notes evidencing the Additional Notes substantially in the form of Exhibit A hereto, and each of the Issuer, the Guarantors and the Trustee has duly authorized the execution and delivery of this Ninth Supplemental Indenture;

WHEREAS, the Issuer seeks to amend the provisions of the Indenture relating to the transfer and legending of the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Ninth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2. Additional Notes. The terms of the Additional Notes shall be governed under the Indenture and executed and delivered in the manner contemplated therein and each of the Guarantors shall guarantee such Additional Notes as set forth in Article 10 of the Indenture. The purchasers of the Additional Notes shall not have any rights under a Registration Rights Agreement. The Issuer and each of the Guarantors hereby consents to the terms and conditions of this Ninth Supplemental Indenture and the Additional Notes, subject to the limitations, if any, set forth herein.

SECTION 3 Amendment to Exhibit B, Transfer Certificate. Exhibit B shall be replaced in its entirety with Exhibit B attached hereto.

SECTION 4 Amendments to Section 2.06 of the Indenture.

(a) The text of Section 2.06(c)(i) of the Indenture shall be deleted in its entirety and replaced with the following text:

“(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F) if such beneficial interest is being transferred to an “accredited investor” as defined in Rule 501 of the Securities Act (“Accredited Investor”) in reliance on an exemption from the registration requirements of the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.”

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(b) The text of 2.06(d)(i) of the Indenture shall be deleted in its entirety and replaced with the following text:

“(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F) if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in paragraphs (B) through (D) above, a certificate from such Holder in the form of Exhibit B, including the certifications of item 3(c) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and in the case of clause (C) above, the applicable Regulation S Global Note.”

(c) The text of 2.06(g)(i)(A) of the Indenture shall be deleted in its entirety and replaced with the following text:

“(i) Private Placement Legend.

Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE

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ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE ISSUER,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THE INDENTURE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE OR (D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THE INDENTURE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.””

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SECTION 5. Governing Law. THIS NINTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. The parties may sign any number of copies of this Ninth Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”). Each signed copy shall be deemed an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

SECTION 9. Successors. All agreements of the Issuer and each Guarantor in this Ninth Supplemental Indenture shall bind its successors, except as otherwise provided in this Ninth Supplemental Indenture. All agreements of the Trustee in this Ninth Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

INVENTIV HEALTH, INC.

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	General Counsel & Secretary

Signature Page to Supplemental Indenture

ADDISON WHITNEY LLC

CHANDLER CHICCO COMPANIES LLC

IGNITE HEALTH LLC

INVENTIV ADVANCE INSIGHTS, INC.

INVENTIV COMMUNICATIONS, INC.

INVENTIV MEDICAL MANAGEMENT LLC

IVH LOGISTICS SOLUTIONS, LLC

IVH RESEARCH ASSOCIATES, INC.

INVENTIV HEALTH CLINICAL, INC.

INVENTIV CLINICAL, LLC

INVENTIV HEALTH CLINICAL LAB, INC.

INVENTIV HEALTH CLINICAL, LLC

INVENTIV HEALTH CLINICAL SRS, LLC

INVENTIV PATIENT ACCESS SOLUTIONS, LLC

PATIENT MARKETING GROUP LLC

PDGI HOLDCO, INC.

PHARMA HOLDINGS, INC.

PHARMANET FAR, LLC

PHARMANET RESOURCE SOLUTIONS, LLC

PHARMASOFT, LLC

SOUTH FLORIDA KINETICS, INC.

VENTIV COMMERCIAL SERVICES, LLC

ADHERIS, INC.

ADHERIS, LLC

ALLIDURA COMMUNICATIONS, LLC

AXCELO MSL SOLUTIONS, LLC

BIOSECTOR 2 LLC

BLUE DIESEL, LLC

BRANDTECTONICS, L.L.C.

CADENT MEDICAL COMMUNICATIONS, LLC

CAMPBELL ALLIANCE GROUP, INC.

CAMPBELL ALLIANCE, LTD.

CHAMBERLAIN COMMUNICATIONS GROUP LLC

CHANDLER CHICCO AGENCY, L.L.C.

CHANDLER CHICCO PRODUCTIONS LLC

ENCUITY RESEARCH, LLC

GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC

INCHORD HOLDING CORPORATION

INTERPHAZ BIOCONSULTING, LLC

INVENTIV DIGITAL + INNOVATION, LLC

INVENTIV HEALTH CLINICAL SRE, LLC

INVENTIV HEALTH CLINICAL STAFFING SERVICES, LLC

INVENTIV MEDICAL COMMUNICATIONS, LLC

LITMUS MEDICAL MARKETING SERVICES LLC

MEDCONFERENCE LLC

NAVICOR GROUP, LLC

PALIO + IGNITE, LLC

PARAGONRX INTERNATIONAL LLC

PHARMACEUTICAL INSTITUTE, INC.

PNET US, LLC

RAVEN HOLDCO LLC

THE CENTER FOR BIOMEDICAL CONTINUING EDUCATION, LLC

THE SELVA GROUP, LLC

as Guarantors

By:	/s/ Eric Sherbet
	Name:	Eric Sherbet
	Title:	Vice President and Secretary

Signature Page to Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

EXHIBIT A

CUSIP 46122E AJ4

ISIN US46122EAJ47

NOTE

10% Senior Note due 2018

No.	[$ ]

inVentiv Health, Inc., a Delaware corporation, promises to pay to              or registered assigns the principal sum of          Dollars on August 15, 2018.

Interest Payment Dates: February 15 and August 15, commencing on February 15, 2015.

Record Dates: February 1 and August 1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: August 12, 2014

INVENTIV HEALTH, INC.

By:
	Name:	Jonathan E. Bicknell
	Title:	Interim Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture: WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Date: August 12, 2014

10% Senior Note due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. inVentiv Health, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at a rate per annum of 10% from August 15, 2014 until maturity. The Issuer will pay interest on this Note semiannually in arrears on February 15 and August 15 of each year beginning February 15, 2015, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding February l and August 1 (each, a “Record Date”). Interest on this Note will accrue from August 15, 2014. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register of Holders, provided that (a) all cash payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent, Transfer Agent and Registrar. Initially, Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent, Transfer Agent and Registrar. The Issuer may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under a ninth supplemental indenture, dated as of August 12, 2014, by and among inVentiv Health, Inc., certain guarantors party thereto, and the Trustee, to the Indenture, dated as of August 4, 2010 (the “Indenture”), among inVentiv Health, Inc., the guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 10% Senior Notes due 2018. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. Optional Redemption.

(a) Except as described below under clauses 5(b) and 5(c) hereof the Notes will not be redeemable at the Issuer’s option.

(b) At any time prior to August 15, 2014, the Issuer may redeem all or a part of the Notes upon notice in accordance with Section 3.02 and 3.03 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) On or after August 15, 2014, the Issuer may redeem the Notes, upon notice in accordance with Sections 3.02 and Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

(d) Reserved.

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture. Notice of any redemption whether in connection with an Equity Offering or otherwise may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent (including, in the case of any Equity Offering, completion thereof ). If any Notes are listed on an exchange, and the rules of such exchange so require, the Issuer shall notify the exchange of any such notice of redemption. In addition, the Issuer shall notify the exchange of any principal amount of any Notes outstanding following any partial redemption of Notes.

6. Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. No Notes of less than $2,000 can be redeemed or purchased in part, except that if all the Notes of a Holder are to be redeemed or purchased, the entire amount of Notes held by such Holder even if not in a principal amount of at least $2,000 or an integral multiple thereof, shall be redeemed or purchased. On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.

8. Offers to Repurchase. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture. In connection with certain Asset Sales, the Issuer shall make an Asset Sale Offer as and when provided in accordance with Sections 3.09 and 4.10 of the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes by notice to the Issuer and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration” may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The

Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee (with a copy to the Issuer, provided that any waiver or rescission under Section 6.04 of the Indenture shall be valid and binding notwithstanding the failure to provide a copy of such notice to the Issuer) may on behalf of all the Holders waive any existing default or and its consequences under the Indenture (except a continuing Default in payment of the principal of, premium, if any, or interest on any of the Notes held by a non-consenting Holder) (including in connection with an Asset Sale Offer or a change of Control Offer) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within fifteen days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

13 Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. Reserved.

15. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL, GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

16. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

inVentiv Health, Inc.

1 Van De Graaff Drive

Burlington, Massachusetts 01803

Facsimile: 732-5374999

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[ ]	Section 4.10	[ ]	Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

inVentiv Health, Inc.
One Van De Graaff Drive
Burlington, MA 01803
Facsimile:	781-425-4613
Attention:	General Counsel

inVentiv Health, Inc. c/o Thomas H. Lee Partners LLP
100 Federal Street
Boston, MA 02110
Facsimile:	617 227 3514
Attention:	Todd Abbrecht

Wilmington Trust, National Association
Corporate Capital Markets
50 South Sixth Street
Suite 1290
Minneapolis, MN 55402
Facsimile:	612-217-5651
Attention:	inVentiv Health, Inc. Administrator

Re:	10% Senior Notes Due 2018

Reference is hereby made to the Indenture, dated as of August 4, 2010 (the “Indenture”), among inVentiv Health, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR RELEVANT DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) [    ] such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c) [    ] such Transfer is being made to an “accredited investor” (as defined in Rule 501 of the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements in form attached as Annex B hereto; or

(d) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [    ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ]), or

(b) [    ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [    ] a beneficial interest in the:

(i)	[ ] 144A Global Note ([CUSIP: ]), or

(ii)	[ ] Regulation S Global Note ([CUSIP: ]) or

(iii)	[ ] Unrestricted Global Note ([ ] [ ]); or

(b) [    ] a Restricted Definitive Note; or

(c) [    ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

ANNEX B TO CERTIFICATE OF TRANSFER

TRANSFEREE LETTER OF REPRESENTATION

inVentiv Health, Inc.
One Van De Graaff Drive
Burlington, MA 01803
Facsimile:	781-425-4613
Attention:	General Counsel

inVentiv Health, Inc. c/o Thomas H. Lee Partners LLP
100 Federal Street
Boston, MA 02110
Facsimile:	617 227 3514
Attention:	Todd Abbrecht

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street

Suite 1290

Minneapolis, MN 55402
Facsimile:	612-217-5651
Attention:	inVentiv Health, Inc. Administrator

Ladies and Gentlemen:

THIS CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $[        ] PRINCIPAL AMOUNT OF THE 10% SENIOR NOTES DUE 2018 (THE “NOTES”) OF INVENTIV HEALTH, INC. (THE “ISSUER”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1) We are an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable), (d) pursuant to an effective registration statement under the Securities Act, or (e) to an “accredited investor” in accordance with the requirements below, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and Wilmington Trust, National Association, in its capacity as trustee in respect of the Notes (the “Trustee”) which shall provide, among other things, that the transferee is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (5) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 2(b), 2(c), 2(d) or 2(e) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE:	,

By: